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                                                                   Exhibit 20.01

                                  SUBSIDIARIES



Name                             State of Incorporation  Percentage of Ownership
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Kaleidoscope Entertainment, Inc.        New York                   100%
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Kaleidoscope Holding, Inc.              New York                   100%
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HSPSMM Inc.                             Delaware                   100%
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SeaGull Entertainment Inc.              Delaware                   100%
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People & Properties Inc.                New York                   100%
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Hollywood Connection LLC                Delaware                   100%
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